UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2008

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

     In light of the many inquiries recently received by Penn National Gaming, Inc. (the “Company”), the Company would like to provide the following update on the pending merger transaction (the “Merger”) between the Company and certain funds managed by affiliates of Fortress Investment Group LLC (“Fortress”) and Centerbridge Partners, L.P. (“Centerbridge” and collectively with Fortress, the “Sponsors”) pursuant to the terms of the Agreement and Plan of Merger (the “Agreement”), dated as of June 15, 2007, by and among the Company, PNG Acquisition Company Inc. (“Parent”) and PNG Merger Sub Inc.

     As previously reported, the Company is seeking to complete the Merger late in the second quarter of 2008. The timing of the closing is subject to obtaining certain regulatory approvals and satisfying other customary closing conditions. With regard to the regulatory approval process, the Company believes that the Sponsors complied with their obligation to file all requisite initial applications and documents by August 15, 2007, which was the deadline for such filings set forth in Section 7.2(f) of the Agreement. In November 2007, the Ohio Racing Commission approved the Merger, subject to delivery of several additional documents. In December 2007, the Sponsors appeared for their first hearing in front of the Illinois Gaming Board. Also, in December 2007, the applicable waiting period under the Hart-Scott-Rodino Act expired without the Sponsors or the Company having received a second request for information. In February 2008, the Sponsors are scheduled to appear before the New Jersey Racing Commission. The Company has not been notified by any other regulatory body of the date on which it might expect the Merger to be considered; however, based on its past experience with the regulatory approval process, the Company did not expect for such hearings to be scheduled by this time.

     In December 2007, the Company and the Sponsors took three actions to reduce the amount of “gross-up” payments pertaining to federal excise taxes that may have otherwise been owed to certain of its officers under the terms of their existing employment agreements. The first action was payment to all corporate employees of annual bonuses for 2007 on or before December 31, 2007. Second, as previously reported, three of the Company’s executive officers entered into agreements where a portion of the change in control payment payable under the terms of their existing employment agreements was accelerated, subject to their obligation to repay such amounts to the Company under certain circumstances relating to the Merger not closing or their employment being terminated. Third, two of the Company’s executive officers agreed to exercise certain vested options and sell the shares thereupon obtained to the Sponsors in a privately negotiated transaction previously reported on a Form 4 filed by each such executive officer in January 2008. In connection with such sale, the Board of Directors of the Company approved a waiver of the “standstill” provisions (the “Standstill”) under the confidentiality agreements, each dated April 23, 2007, with each of the Sponsors that permitted them to purchase such shares.

     Following the limited waiver of the Standstill in December 2007, the Board of Directors of the Company approved in January 2008 a general waiver to the Standstill that would permit the Sponsors or their respective affiliates to purchase the Company’s securities. Notably, this waiver does not require the Sponsors to purchase any Company securities or to purchase such securities by any particular time. In addition, the Company expressly reserved the right to revoke this waiver for any reason at any time. Therefore, no assurance can be given as to whether, in what amount, or at what prices, the Sponsors may purchase any of the Company’s securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 16, 2008	PENN NATIONAL GAMING, INC.

By: /s/ Robert Ippolito
Name: Robert Ippolito
Title: Vice President, Secretary and Treasurer